Exhibit 99.2

CrystalTech Web Hosting, Inc.

Financial Statements

December 31, 2003 and 2002

Report of Independent Auditors

To the Shareholder of CrystalTech Web Hosting, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, shareholder’s deficit, and cash flows present fairly, in all material respects, the financial position of CrystalTech Web Hosting, Inc. (the “Company”) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

March 4, 2004

Phoenix, Arizona

CrystalTech Web Hosting, Inc.

Balance Sheets

December 31, 2003 and 2002

	2003	2002
Assets
Current assets
Cash and cash equivalents	$729,499	$49,218
Accounts receivable, net of allowance for doubtful
accounts of $1,025 and $1,964 at December 31, 2003
and 2002, respectively	101,517	123,722
Other receivables	1,664	93,319
Prepaid expenses and other current assets	6,130	11,361

Total current assets	838,810	277,620
Property and equipment, net	337,165	254,665
Software development costs, net	29,185	28,550
Deposit	12,000	12,000

Total assets	$1,217,160	$572,835

Liabilities and Shareholder's Deficit
Current liabilities
Accounts payable and accrued liabilities	$84,081	135,360
Deferred revenues	515,810	405,462
Note payable to former shareholder	125,000	125,000

Total current liabilities	724,891	665,822
Deferred revenues	106,967	70,340
Note payable to former shareholder, less current portion	537,500	662,500

Total liabilities	1,369,358	1,398,662

Commitments and contingencies
Shareholder's deficit
Common stock, no par value, 10,000 shares authorized; 10,000 shares issued and outstanding	—	—
Additional paid-in capital	—	—
Accumulated deficit	(152,198)	(825,827)

Total shareholder's deficit	(152,198)	(825,827)

Total liabilities and shareholder's deficit	$1,217,160	$572,835

The accompanying notes are an integral part of these financial statements.

CrystalTech Web Hosting, Inc.

Statements of Operations

December 31, 2003 and 2002

	2003	2002
Net revenues	$5,524,165	$3,762,057
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,563,606	1,657,548

Gross margin	3,960,559	2,104,509

Operating expenses
General and administrative	1,230,852	1,582,170
Sales and marketing	72,794	38,457
Depreciation and amortization	357,173	248,335

Total operating expenses	1,660,819	1,868,962

Net income	$2,299,740	$235,547

The accompanying notes are an integral part of these financial statements.

CrystalTech Web Hosting, Inc.

Statements of Shareholder’s Deficit

Years Ended December 31, 2003 and 2002

	Common Stock		Treasury Stock		Additional Paid-in Capital	Accumulated Deficit	Total Shareholder's Deficit
	Shares	Amount	Shares	Amount
Balances at December 31, 2001	5,000	$—	5,000	$(932,500)	$2,000	$58,230	$(872,270)
Net income	—	—	—	—	—	235,547	235,547
Consideration for transfer of
ownership interest	5,000	—	(5,000)	932,500	(2,000)	(930,500)	—
Distributions to shareholder	—	—	—	—	—	(189,104)	(189,104)

Balances at December 31, 2002	10,000	—	—	—	—	(825,827)	(825,827)
Net income	—	—	—	—	—	2,299,740	2,299,740
Distributions to shareholder	—	—	—	—	—	(1,626,111)	(1,626,111)

Balances at December 31, 2003	10,000	$—	—	$—	$—	$(152,198)	$(152,198)

The accompanying notes are an integral part of these financial statements.

CrystalTech Web Hosting, Inc.

Statements of Clash Flows

Years Ended December 31, 2003 and 2002

	2003	2002
Cash flows from operating activities
Net income	$2,299,740	$235,547
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	357,173	248,335
Changes in operating assets and liabilities
Accounts receivable, net	22,205	(64,022)
Other current assets	96,886	(55,832)
Accounts payable and accrued liabilities	(51,280)	93,527
Deferred revenue	146,976	179,074

Net cash provided by operating activities	2,871,700	636,629

Cash flows from investing activities
Capitalized software development costs	(43,777)	(42,824)
Purchases of property and equipment	(396,531)	(213,293)

Net cash used in investing activities	(440,308)	(256,117)

Cash flows from financing activities
Payments on note payable to former shareholder	(125,000)	(145,000)
Distributions to shareholder	(1,626,111)	(189,104)

Net cash used in financing activities	(1,751,111)	(334,104)

Net increase in cash and cash equivalents	680,281	46,408
Cash and cash equivalents, beginning of year	49,218	2,810

Cash and cash equivalents, end of year	$729,499	$49,218

Supplemental disclosure of cash flow information
Non-cash transactions
Consideration for transfer of business interest	$—	$932,500

The accompanying notes are an integral part of these financial statements.

CrystalTech Web Hosting, Inc.

Notes to Financial Statements

December 31, 2003 and 2002

1.	The Company

CrystalTech Web Hosting, Inc. (“the Company”), headquartered in Phoenix Arizona, provides internet web hosting and software services to companies and individuals around the world. The Company was incorporated in the state of Arizona on July 26, 1999.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of funds held in checking and money market accounts.

Accounts Receivable

The Company’s accounts receivable consist of the following:

Credit Card Merchant Processor Remittance Lag Time

There is a lag between receipt of payment from the credit card merchant processor and payment into the Company’s bank account of approximately one to three days. The related receivable balance at December 31, 2003 and 2002 was $0 and $27,464, respectively.

Overages

Certain customers use more services than originally contracted for. These “overages” include bandwidth usage, disk space, mail space, and custom support. The customers are billed in accordance with their agreements for these overages on the following month’s service bill. The related receivable balance at December 31, 2003 and 2002 was $38,327 and $10,956, respectively.

Late Payments or Delinquent Accounts

At the end of each month, there are certain customers who have received service, but have not yet paid their monthly billing. Once a service period has begun, the customer has 30 days to bring their account current. If payment is not made, their service will be turned off. The related receivable balance at December 31, 2003 and 2002 was $64,215 and $87,266, respectively.

CrystalTech Web Hosting, Inc.

Notes to Financial Statements

December 31, 2003 and 2002

Property and Equipment

Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over the related assets’ estimated useful lives. Estimated useful lives for the Company’s property and equipment are as follows:

Computer servers and related equipment	1.5 years
Office equipment	3 years
Software	3 years
Furniture and fixtures	5 years

The Company purchases various component parts to assemble shared and dedicated servers used in its web hosting business. Once assembled, the cost of the servers is capitalized and depreciated over the estimated useful life of 1.5 years. Because of the relatively short useful lives of these servers, the fact that parts can be and are interchanged among servers, and the frequency in which servers are upgraded, the Company does not distinguish between parts used for repair and maintenance and those used in the assembly of the servers. Accordingly, all parts are capitalized and depreciated over the useful life of the server. All other repairs and maintenance costs are expensed as incurred.

Long-Lived Assets

The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate.

If events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and the expected undiscounted future cash flows attributable to the asset are less than the carrying amount of the asset, an impairment loss equal to the excess of the asset’s carrying value over its fair value is recorded. To date, no such impairments have been recorded.

Revenue Recognition

The Company’s revenues are primarily derived from monthly recurring service fees for the use of its web hosting and software support services. Customer set-up fees are billed upon service initiation and are recognized as revenue over the estimated customer relationship period of 2.5 years. Set-up fees recognized in 2003 and 2002 totaled $195,853 and $144,683, respectively.

Payment for web hosting and related services is generally received one to twelve months in advance. Such revenues are recognized as services are rendered, provided that evidence of an arrangement exists, the price to the customer is fixed or determinable, no significant Company obligations remain and collection of the related receivable is reasonably assured.

Crystal Tech Web Hosting, Inc.

Notes to Financial Statements

December 31, 2003 and 2002

Deferred revenues at December 31, 2003 and 2002 consist of the following:

	2003	2002
Service fees received in advance	$327,259	$263,638
Deferred set-up fees	295,518	212,164

Total deferred revenues	$622,777	$475,802

The Company generates a limited amount of revenue from assisting customers in registering their domain names. Due to the volume of customers, the Company is able to obtain domain name registrations for its customers at discounted rates. Customers may elect to use this service for a nominal service fee. Total revenue recognized in 2003 and 2002 related to domain name registration services was $83,424 and $60,730, respectively. As domain name registrations are generally renewed annually, the Company recognizes such revenue during the year that the registrations occur. The related expenses from these services totaled $68,807 and $48,017 for 2003 and 2002, respectively, and have been recorded in cost of revenues.

The majority of customers pay for set-up and services with major credit cards for which the Company receives daily remittances from the credit card processors. A provision for estimated chargebacks from the credit card processors, included in accrued liabilities, is deducted from gross service fees when determining net revenues.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable.

The Company maintains its cash and cash equivalents with major financial institutions and at times, cash balances with any one financial institution may exceed Federal Deposit Insurance Corporation insured limits.

For the years ended December 31, 2003 and 2002, no customer accounted for 10% or more of the Company’s revenue. As of December 31, 2003 and 2002, no customer accounted for over 10% of total accounts receivable.

Cost of Revenues

Cost of revenues primarily consists of payroll costs, and expenses related to domain name registration, internet access, computer parts, and software licenses.

CrystalTech Web Hosting, Inc.

Notes to Financial Statements

December 31, 2003 and 2002

Software Development Costs

Costs incurred by the Company to manage, monitor and operate its web hosting services and related technologies are expensed as incurred, except for certain costs related to internally developed software that are capitalized. As the software is used for internal purposes as well as by the Company’s customers, annual amortization is the greater of the amount computed using (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life. Capitalized software costs are currently being amortized over their estimated economic lives of 1.5 years. Capitalized software development costs and related accumulated amortization as of December 31, 2003 and 2002 are as follows:

	2003	2002
Capitalized software development costs	$156,784	$113,007
Less: Accumulated amortization	(127,599)	(84,457)

Software development costs, net	$29,185	$28,550

For the years ended December 31, 2003 and 2002, amortization expense related to capitalized internally-developed software was $43,142 and $41,515, respectively.

Sales and Marketing Expenses

Sales and marketing expenses include salaries, sales commissions, employee benefits, travel and related expenses for the Company’s direct sales force, fees paid to third-party advertising agents, marketing, and sales support functions. These costs are expensed as incurred.

General and Administrative Expenses

General and administrative expenses include salaries, employee benefits and expenses for executive, finance, legal and human resources personnel, professional services and occupancy costs. These costs are expensed as incurred.

Income Taxes

The Company received approval for its S-Corporation status on January 24, 2000 from the IRS with an effective date of August 11, 1999. All tax liabilities and benefits are the responsibility of the Company’s shareholder. Accordingly, a provision for income taxes has not been made in the accompanying financial statements.

Fair Value of Financial Instruments

The carrying values of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and long-term obligations approximate their fair values due to either the short-term maturity or the prevailing interest rates of the related instruments.

CrystalTech Web Hosting, Inc.

Notes to Financial Statements

December 31, 2003 and 2002

Recent Accounting Pronouncements

In February 2003, the Financial Accounting Standards Board (“FASB”) issued Emerging Issues Task Force (“EITF”) Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 requires revenue arrangements with multiple deliverables to be divided into separate units of accounting. If the deliverables in the arrangement meet certain criteria, arrangement consideration is allocated among the separate units of accounting based on their relative fair values. Applicable revenue recognition criteria should be considered separately for separate units of accounting. The guidance in EITF Issue No. 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Adoption of EITF Issue No. 00-21 did not impact the Company’s financial position or results of operations.

3.	Property and Equipment

Property and equipment consists of the following:

	2003	2002
Computer servers and related equipment	$547,600	$345,000
Office equipment	170,247	139,563
Software	42,443	41,244
Furniture and fixtures	18,568	8,520

	778,858	534,327
Less: Accumulated depreciation and amortization	(441,693)	(279,662)

	$337,165	$254,665

Depreciation expense was $314,031 and $206,820 for the years ended December 31, 2003 and 2002, respectively. Fully depreciated assets of $152,000 were disposed of in 2003.

4.	Capital Stock

The authorized capital stock of the Company consists of 10,000 shares of common stock having no par value. Upon incorporation, the authorized shares of common stock were issued equally to the Company’s two founders. One of the founders became the President of the Company.

5.	Transfer of Ownership Interest

In November 2001, the Company’s founders entered into a written agreement to transfer the 50% ownership interest in the Company of one founder to the other in exchange for consideration to be paid by the Company. The financial effect of this agreement was recorded by the Company in 2001 as a treasury stock transaction with a corresponding note payable. On January 1, 2002, the Company transferred the treasury stock to the remaining shareholder wherein amounts recorded as treasury stock were reclassified within shareholder’s deficit to additional paid-in capital and accumulated deficit. Pursuant to the agreement, the founder who transferred his ownership interest is entitled to receive $912,500 from the Company in cash paid bi-weekly at an annual rate of $125,000 per year, and $20,000 in non-recurring payments paid in 2002. As of December 31, 2003, amounts due the founder were $662,500 of which $125,000 is payable in 2004.

CrystalTech Web Hosting, Inc.

Notes to Financial Statements

December 31, 2003 and 2002

6.	Related Party Transactions

The Company’s sole shareholder received salary totaling $503,462 and $1,158,077 in 2003 and 2002, respectively, which has been recorded in general and administrative expense in the statement of operations. The shareholder also received cash distributions totaling $1,626,111 and $189,104 in 2003 and 2002, respectively.

In January 2003, the Company’s shareholder established SmarterTools, Inc. (“SmarterTools”). Since inception, SmarterTools and its employees have been based out of the Company’s leased facility. In exchange for the use of facility space, SmarterTools has supplied the Company with software and internet-based services. In January 2004, all administrative and accounting functions supported by the Company on behalf of SmarterTools were terminated and the two businesses began operating independently.

7.	401(k) Plan

The Company has established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. Eligible employees are permitted to contribute to the 401(k) plan through payroll deduction within statutory and plan limits. The Company may make contributions to the plan at its discretion. No Company contributions have been made to the plan to date. Administrative costs associated with the plan are minimal.

8.	Commitments and Contingencies

Operating Leases

The Company leases its office space pursuant to a long-term, noncancellable lease agreement, which has been accounted for as an operating lease. In connection with the lease, the Company made a $12,000 deposit with the lessor. The Company’s lease agreement will expire in 2007.

Future minimum payments under noncancellable operating lease as of December 31, 2003 is as follows:

2004	$154,000
2005	160,000
2006	166,000
2007	56,000

$536,000

Rent expense incurred under the operating lease in 2003 and 2002 was $148,000 and $96,000, respectively. In addition to base lease payments, the Company is required to pay its proportionate share of miscellaneous expenses associated with the operation of the building including but not limited to utilities, property taxes, insurance, ground and building maintenance. Such expenses were approximately $27,000 and $6,000 in 2003 and 2002, respectively. Rent expense and related costs are recorded in general and administrative expenses in the statement of operations.

CrystalTech Web Hosting, Inc.

Notes to Financial Statements

December 31, 2003 and 2002

Software Licenses

In December 2002, the Company entered into a three-year agreement to license software products in order to provide software services to its customers. Monthly payments under the agreement vary based on usage but generally range from $10,000—$14,000 per month. Usage rates are subject to adjustment on each anniversary of the agreement date. Licensing and usage fees incurred during 2003 and 2002 were $139,782 and $152,494 respectively and have been reflected in cost of revenues in the statement of operations.

Internet Access

The Company has long-term contracts with two telecommunications companies for high-speed internet access expiring in November 2004 and June 2006, respectively. Total related expenses incurred in 2003 and 2002 were $480,601 and $335,743, respectively, and have been reflected in cost of revenues in the statement of operations. Expected future minimum payments under the internet access agreements as of December 31, 2003 are as follows:

2004	$520,320
2005	264,000
2006	110,000

$894,320

Sources of Supplies

The Company relies on third party networks, telecommunication and other companies to provide data communications capacity. Any disruption of these services could have an adverse effect on the Company’s financial position, results of operations and cash flows.

Legal Proceedings

In the normal course of business, the Company is subject to certain claims and litigation, including unasserted claims. The Company is of the opinion that, based on information presently available, any such legal matters will not have a material adverse effect on its financial position, results of operations or cash flows.